As filed with the Securities and Exchange Commission on August 31, 1999
                                                      Registration No. 333-79407
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                         ______________________________
                                 AMENDMENT NO. 6
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________





                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                         ______________________________
           DELAWARE                       3661                    36-3154957
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  classification Code Number)  Identification No.)
                         ______________________________



                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500
    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)


                         ______________________________

                                ROBERT H. GAYNOR
                             CHIEF EXECUTIVE OFFICER
                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ______________________________


                                   Copies To:

                               NEAL J. WHITE, P.C.
                             McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096
                                 (312) 372-2000

                         ______________________________



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are the estimated expenses (other than the SEC registration fee) of the issuance and distribution of the securities being registered, all of which will be paid by the Company.

            SEC registration fee..............................      $15,212
            Fees and expenses of counsel......................       15,000
            Fees and expenses of accountants..................        5,000
          *Nasdaq listing fees and expenses...................           --
            Miscellaneous.....................................        4,788
                                                                   ---------
                      Total...................................    $  40,000
                                                                  =========


         The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the shareholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         The Company's Restated Certificate and by-laws provide for indemnification of the Company's directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware law.

         The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------

  +3.1 Amended and Restated Certificate of Incorporation of the Company as amended.
  +3.2 Second Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-98024).
  +5.1    Opinion of McDermott, Will & Emery regarding legality
  23.1    Consent of Arthur Andersen, LLP
+23.2     Consent of McDermott, Will & Emery (included in Exhibit 5.1)
+24.1 Power of Attorney (included with the signature page to the Registration Statement)
____________________
+ Previously filed.

ITEM 17.  UNDERTAKINGS.

(1)       The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Illinois on August 31, 1999.



                                                WESTELL TECHNOLOGIES, INC.


                                                By:  /s/  Robert H. Gaynor
                                                     Robert H. Gaynor,
                                                     Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons or their attorneys-in-fact in the capacities indicated on August 31, 1999.



SIGNATURE                                               TITLE
---------                                               -----

/s/ Robert H. Gaynor                Chief Executive Officer and Chairman of
    Robert H. Gaynor                the Board of Directors
                                    (Principal Executive Officer)

*                                   Interim Chief Financial Officer
    Nicholas C. Hindman             (Principal Financial and Accounting Officer)

*                                   Director
    Paul A. Dwyer

*                                   Director
    Robert C. Penny III

*                                   Director
    John W. Seaholtz

*                                   Director
    Melvin J. Simon

*                                   Director
    Ormand J. Wade

*Pursuant to Power of Attorney

/s/ Robert H. Gaynor
Robert H. Gaynor